Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Sixth Amended and Restated Long Term Incentive Plan of BGC Partners, Inc. of our report dated March 13, 2015 relating to the financial statements and the financial statement schedule of GFI Group Inc., which appears in BGC Partners, Inc.’s Current Report on Form 8-K/A (Amendment No. 1) dated February 26, 2015.

/s/ PricewaterhouseCoopers LLP

New York, New York

October 2, 2015